Exhibit 10.43

FIRST MODIFICATION AGREEMENT

This FIRST MODIFICATION AGREEMENT (the “First Modification”), dated as of March 12, 2004, by and among STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, solely as Trustee of GTC CONNECTICUT STATUTORY TRUST, a Connecticut statutory trust (the “Shipowner”), FLEET CAPITAL CORPORATION, a Rhode Island corporation (the “Owner Participant”), TECO OCEAN SHIPPING, INC., formerly Gulfcoast Transit Company, a Florida corporation (as demise charterer of the Vessels, the “Charterer”), and TECO ENERGY, INC (“TECO Energy”). and TECO TRANSPORT CORPORATION (“TECO Transport”), each a Florida corporation (the “Guarantors”; the Charterer and the Guarantors being hereinafter sometimes collectively referred to as the “Obligors”).

WHEREAS, the Shipowner, the Owner Participant and the Obligors other than TECO Transport are parties to that certain Agreement to Acquire and Charter, dated as of December 21, 2001 (the “Original Agreement”), and the related Transaction Documents executed in connection therewith, that provide, among other things, for the sale and charterback of the Vessels as more particularly described therein (capitalized terms used in this First Modification that are not otherwise defined herein shall have the meanings ascribed to such terms in Schedule A to the Agreement);

WHEREAS, the parties have agreed to make certain modifications to certain of the Transaction Documents, including the delivery of an Amended and Restated Guarantee from the Guarantors, to effectuate the intent of the parties.

NOW, THEREFORE, for $1.00 and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. The definitions of the terms “Agreement”, “Early Purchase Amount”, “Guarantee”, “Guarantor”, “Obligors” in Schedule A to the Agreement and in Schedule A to the Demise Charter are hereby deleted and replaced with the following respective definitions:

“Agreement” shall mean that certain Agreement to Acquire and Charter dated as of December 21, 2001, as amended by the First Modification Agreement dated as of March 12, 2004, by and among Shipowner, Owner Participant, the Seller, Charterer and the Guarantors, providing, among other things, for the agreement of Shipowner to purchase the Vessels from the Seller and of Charterer concurrently therewith to enter into the Demise Charter and to accept delivery of the Vessels from Shipowner under the Demise Charter.

“Early Purchase Amount” shall mean 85.40% of Lessor’s Cost.

“Guarantee” shall mean that certain Amended and Restated Guarantee entered into by the Guarantors dated as of March 12, 2004.

“Guarantor” shall mean each of TECO Energy and TECO Transport, and “Guarantors” shall refer to both.

“Obligors” shall mean Charterer and the Guarantors.

2. References to “Gulfcoast Transit Company” in the Original Agreement and the Demise Charter shall be replaced with the words “TECO Ocean Shipping, Inc.

3. The following new definitions are hereby inserted in Schedule A to the Original Agreement and in Schedule A to the Demise Charter in the appropriate alphabetical order:

“Significant Subsidiary” shall mean any Subsidiary of the Guarantor, provided, however, in no event shall TECO Wholesale Generation, Inc. (formerly known as TECO Power Services Corporation), a Florida corporation, or any of its Subsidiaries be or be deemed to be a Significant Subsidiary.

“TECO Energy” shall mean TECO Energy, Inc., a Florida corporation.

“TECO Transport” shall mean TECO Transport Corporation, a Florida corporation.

4. Sections 5.3(a) and 5.3(b) of the Original Agreement are hereby deleted in their entirety and replaced with the following:

(a) As soon as available, and in any event within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year, each Guarantor shall furnish to the Owner Participant copies of its unaudited consolidated balance sheet and its consolidated Subsidiaries as of the end of such accounting period and copies of the related statements of income and retained earnings and changes in financial position for the portion of its fiscal year ended with the last day of such quarterly accounting period and for such period, all in reasonable detail, certified by its controller or other accounting officer and stating in comparative form the figures for the corresponding date and periods in the previous fiscal year.

(b) As soon as available after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, each Guarantor shall furnish to the Owner Participant copies of its audited financial statements and its consolidated Subsidiaries in comparative form certified as fairly presented by a nationally recognized firm of independent certified public accountants, together with a certificate signed by its President, any Vice President, the Treasurer or other accounting officer, stating that he or she has reviewed the activities during such year and that to the best of his or her knowledge each Obligor during such year has kept, observed, performed and fulfilled each and every covenant, obligation and condition contained in this Agreement or any other of the Transaction Documents, that no Event of Default shall have existed during such year and that no Event of Default exists or if such a Default or Event of Default shall have so existed or shall exist specifying the nature and status thereof.

5. References to “Guarantor” or “the Guarantor” in Sections 4.1(c), 4.1(d), 4.1(f), 4.1(p) and 8.1(a) of the Original Agreement shall be deleted and replaced with the words “TECO Energy”.

6. Section 5.7(e) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

(e) any Guarantor, the Charterer or any Significant Subsidiary shall default (after the expiration of any applicable period of grace with respect thereto) in the payment of any Indebtedness in excess of $10,000,000.00 or in the payment of any Indebtedness in excess of $5,000,000.00 due to the Owner Participant or any of its Affiliates or, to the extent not covered in any other subsection of this Section 5.7, shall default in the performance of any other material obligation to, or observance of any material covenant for the benefit of, the Owner Participant or any of its Affiliates which results in the acceleration of the Indebtedness in excess of $5,000,000 under any loan, note, indenture, security agreement, lease, guarantee, title retention or conditional sales agreement or other instrument or agreement evidencing such indebtedness or obligation.

7. Section 8.1 of the Original Agreement and Article 21 of the Demise Charter are hereby amended to delete the address of Fleet Capital Corporation to which copies of notices to the Shipowner are to be sent and to replace it with the following:

FLEET CAPITAL CORPORATION

Fleet Capital Leasing

One Financial Plaza

8th Floor

Providence, RI 02903

Attention: Portfolio Management Group

Telecopy: (401) 278-8200

8. Section 8.1 of the Original Agreement is hereby amended to add the following additional notice address immediately after the notice address for TECO Energy:

To TECO Transport:

TECO TRANSPORT CORPORATION

702 North Franklin Street

Tampa, Florida 33602

Attention: General Counsel

Telecopy: (813) 228-4811

9. The reference to “the Guarantor” in Section 10(a)(i)(A) in the Demise Charter shall be deleted and replaced with the words “TECO Energy”.

10. Article 15(a)(10) of the Demise Charter is hereby deleted in its entirety and replaced with the following:

(10) Charterer, any Guarantor or any Significant Subsidiary shall default (after the expiration of any applicable period of grace with respect thereto) in the payment of any Indebtedness for which the amount of such Indebtedness in excess of $10,000,000.00 or in the payment of any Indebtedness in excess of $5,000,000.00 due to the Owner Participant or any of its Affiliates or, to the extent not covered in any other clause of this Article 15(a), shall default in the performance of any other material obligation to, or observance of any material covenant for the benefit of, the Owner Participant or any of its Affiliates which results in the acceleration of the Indebtedness due in excess of $5,000,000 under any loan, note, indenture, security agreement, lease, guarantee, title retention or conditional sales agreement or other instrument or agreement evidencing such indebtedness or obligation; or

11. Section 13(a) of the Demise Charter is hereby deleted in its entirety and replaced with the following:

(a) Subject to the rights of Charterer under Articles 10(a), 10(h) and the rights and obligations of Charterer under Article 16 hereof, on or before the last day of the Charter Period (but in no event prior to the expiration of the Term), unless an Event of Loss has occurred or this Demise Charter has been terminated pursuant to Article 15(b) or use of any Vessel has been requisitioned and such requisition is continuing at the end of the Charter Period, Charterer shall effect Redelivery of the Vessels to Shipowner at safe and suitably equipped berths at Tampa, Florida, or such other safe berths and safe port suitable for the Vessels on the coast of the United States designated by Shipowner, unless otherwise agreed by Shipowner and Charterer, in class and in the order and condition required by the terms of Article 4, except for ordinary wear and tear not affecting class, with no required surveys or inspections which are due or overdue, with no less than eighteen (18) months remaining until the next required dry docking for each of the Vessels, with no outstanding recommendations or requirements on the Vessels (nor subject to any damage or other condition which, if known to the Classification Society or USCG, would result in such a recommendation or requirement), and free of all advertising or insignia placed thereon by the Charterer. Charterer shall give written notice to Shipowner of the expected time and port of Redelivery at least one hundred eighty (180) days prior to Redelivery. At the request of Shipowner a surveyor shall be appointed for the purpose of determining and confirming in writing the condition of the Vessels at the time of Redelivery. Charterer shall bear all survey expenses and other costs, if any, including the cost of docking and undocking, if required, as well as all repair costs incurred, in connection with such Redelivery. Owner Participant may require that Charterer lay up any Vessel at the time of Redelivery for a period of up to two hundred seventy (270) days, the expense of such lay-up to be for Charterer’s account for the first one hundred eighty (180) days, and thereafter for the account of Owner Participant, at prevailing local commercial rates, provided that such lay-up may be at a port designated by Charterer, subject to the other requirements of this Article 13(a).

12. The phrase “thirty (30) days” in each of Sections 15(a)(3), 15(a)(4 and 15(a)(5) of the Demise Charter shall be deleted in its entirety and replaced with the phrase “fifteen (15) Business Days”

13. The phrase “ten (10) days” in each of clauses (ii) and (iii) of Section 15(b) of the Demise Charter shall be deleted in its entirety and replaced with the phrase “five (5) Business Days”.

14. The phrase “one (1) year” in clause (ii) of Article 16 is hereby deleted in its entirety and replaced with the phrase “eighteen (18) months”.

15. Schedules B and C to the Demise Charter are hereby deleted in its entirety and replaced with Schedules B and C attached hereto.

16. The Charterer agrees to pay all fees and expenses, including any required filing fees and fees of counsel, incurred by the Owner Participant or the Shipowner in connection with the negotiation, execution and delivery of this First Modification.

17. Except as expressly amended hereby, all of the terms, conditions and provisions of the Transaction Documents shall remain in full force and effect and shall govern this First Modification.

18. This First Modification may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument

19. By its signature below, the Owner Participant instructs the Trustee to sign this First Modification.

[signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this First Modification as of the date first set forth above.

STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, in its individual capacity only as expressly stated herein and otherwise solely as Trustee of GTC CONNECTICUT STATUTORY TRUST, a Connecticut statutory trust, Shipowner

By:

Name:
	Title:	Authorized Signatory

FLEET CAPITAL CORPORATION, Owner Participant

By:

Name:
Title:

TECO OCEAN SHIPPING, INC., Charterer

By:

	Name:	D. Jeffrey Rankin
	Title:	President

TECO ENERGY, INC., Guarantor

By:

	Name:	G. L. Gillette
	Title:	Senior Vice President – Finance and Chief Financial Officer

TECO TRANSPORT CORPORATION, Guarantor

By:

	Name:	D. Jeffrey Rankin
	Title:	President – Chief Operating Officer

SCHEDULE B

Schedule of Stipulated Loss Values

	Basic Hire Payment Date	Stipulated Loss Value Expressed as a Percentage of Lessor’s Cost
1	December 21, 2001	102.000000
2	March 21, 2002	103.765000
3	July 2, 2002	106.123700
4	January 2, 2003	101.835860
5	July 2, 2003	105.110000
6	January 2, 2004	98.407000
7	July 2, 2004	103.211849
8	January 2, 2005	96.133019
9	July 2, 2005	99.147050
10	January 2, 2006	91.816753
11	July 2, 2006	94.588245
12	January 2, 2007	86.526764
13	July 2, 2007	76.414128
14	January 2, 2008	78.066930
15	July 2, 2008	67.592141
16	January 2, 2009	68.931186
17	July 2, 2009	58.135267
18	January 2, 2010	59.145609
19	July 2, 2010	48.013465
20	January 2, 2011	48.679806
21	July 2, 2011	37.206311
22	January 2, 2012	37.563671
23	July 2, 2012	26.110082
24	January 2, 2013	26.441173
25	July 2, 2013	19.015189
26	December 21, 2013	17.500000

SCHEDULE C

Schedule of base rental factors

(Expressed as a Percentage of Lessor’s Costs)

	Basic Hire Payment Date	Advance Rental Factor	Arrears Rental Factor	Total Base Rental Factor
1	December 21, 2001	0.00000000	0.00000000	0.00000000
2	March 21, 2002	0.00000000	0.00000000	0.00000000
3	July 2, 2002	0.00000000	0.00000000	0.00000000
4	January 2, 2003	0.00000000	7.82218048	7.82218048
5	July 2, 2003	0.00000000	0.00000000	0.00000000
6	January 2, 2004	0.00000000	10.01338986	10.01338986
7	July 2, 2004	0.00000000	0.00000000	0.00000000
8	January 2, 2005	0.00000000	10.38264310	10.38264310
9	July 2, 2005	0.00000000	0.00000000	0.00000000
10	January 2, 2006	0.00000000	10.38264310	10.38264310
11	July 2, 2006	0.00000000	0.00000000	0.00000000
12	January 2, 2007	12.61678850	10.38264310	22.99943160
13	July 2, 2007	0.00000000	0.00000000	0.00000000
14	January 2, 2008	12.67459050	0.00000000	12.67459050
15	July 2, 2008	0.00000000	0.00000000	0.00000000
16	January 2, 2009	12.67459050	0.00000000	12.67459050
17	July 2, 2009	0.00000000	0.00000000	0.00000000
18	January 2, 2010	12.67459050	0.00000000	12.67459050
19	July 2, 2010	0.00000000	0.00000000	0.00000000
20	January 2, 2011	12.67459050	0.00000000	12.67459050
21	July 2, 2011	0.00000000	0.00000000	0.00000000
22	January 2, 2012	12.34866410	0.00000000	12.34866410
23	July 2, 2012	0.00000000	0.00000000	0.00000000
24	January 2, 2013	6.01337990	0.00000000	6.01337990
25	July 2, 2013	0.00000000	2.09845990	2.09845990
26	December 21, 2013	0.00000000	1.97021990	1.97021990
		81.67719450	53.05217944	134.72937394